NEWS RELEASE	Exhibit 99.1

Media Contact:	Investor Contact:
Nancy Farrar Farrar Public Relations (817)937-1557	Neil Shoop Treasurer (214)589-8561

FOR IMMEDIATE RELEASE

Trinity Industries Reports Net Income for the
Second Quarter of 2004

     DALLAS, TEXAS – August 4, 2004 — Trinity Industries, Inc., (NYSE:TRN) today reported financial results for the second quarter of 2004.

     For the quarter ended June 30, 2004, the company reported a net income of $3.6 million, or 6 cents per diluted share, on revenues of $548.7 million. This compares to a net income of $3.5 million, or 8 cents per diluted share, on revenues of $365.8 million in the second quarter of 2003. The second quarter of 2004 included an after-tax loss provision of $3.1 million (7 cents per diluted share) due to the effect of cost increases in steel and components, primarily on certain barge contracts that will be completed during the remainder of 2004. Results for the second quarter of each year include after-tax gains on the sale of plants of approximately 3 cents per share in 2004 and 4 cents per share in 2003, or $1.6 million in 2004 and $2.0 million in 2003. For the six months ended June 30, 2004, a net loss of $7.2 million was reported, or 19 cents per diluted share, on revenues of $1.0 billion, which compares to a net loss of $11.0 million, or 24 cents per diluted share, on revenues of $654.9 million for the same period last year. The six months ended June 30, 2004, included an after-tax loss provision of $7.9 million (17 cents per diluted share) due to the effect of cost increases in steel and components on certain rail and barge contracts that will be completed during the remainder of 2004 and an after-tax charge of $769,000 (2 cents per diluted share) related to the early retirement of the company’s term debt that was repaid with a portion of the proceeds from the issuance of $300 million senior notes in March.

     “The combined revenues and operating profit for our rail manufacturing and leasing businesses increased year over year 65% and 135%, respectively. Our North American backlog for railcars has grown to 17,500 units, which is an increase of 65% over last year at the end of the second quarter,” said Timothy R. Wallace, Trinity’s Chairman, President, and CEO. “Raw

material cost and availability adversely affected our margins during the quarter and are expected to continue to be an issue going forward, especially in our railcar and barge businesses. By the end of 2004, we expect we will have absorbed approximately $37 million of additional material cost increases that were not passed on to customers due to fixed price barge and rail contracts. Since we are raising our prices on sales orders and negotiating escalation clauses into our sales agreements, our exposure to fixed price contracts diminishes each quarter and is expected to be substantially reduced in 2005.

     “Our Leasing group maintained fleet utilization of over 98% for the quarter and continues to benefit from growth in the fleet. Our Construction Products Group had good revenue growth overall due to recent acquisitions and volume growth in highway guardrail and pipe fittings, but margins suffered due to the effects of wet weather on the concrete and aggregates business and steel price increases on the bridge business,” Wallace said.

     Trinity Industries, Inc., with headquarters in Dallas, Texas, is one of the nation’s leading diversified industrial companies. Trinity reports five principal business segments: the Rail Group, the Railcar Leasing and Management Services Group, the Inland Barge Group, the Construction Products Group, and the Industrial Products Group. Trinity’s web site may be accessed at http://www.trin.net.

     This news release contains “forward looking statements” as defined by the Private Securities Litigation Reform Act of 1995 and includes statements as to expectations, beliefs and future financial performance, or assumptions underlying or concerning matters herein. These statements that are not historical facts are forward looking.

Readers are directed to Trinity’s Form 10-K and other SEC filings for a description of certain of the business issues and risks, a change in any of which could cause actual results or outcomes to differ materially from those expressed in the forward looking statements. Any forward looking statement speaks only as of the date on which such statement is made. Trinity undertakes no obligation to update any forward looking statement or statements to reflect events or circumstances after the date on which such statement is made.

- TABLES TO FOLLOW -

Trinity Industries, Inc.
Condensed Consolidated Income Statements
(in millions, except per share amounts)

	Three Months
	Ended June 30,
	2004	2003
Revenues	$548.7	$365.8
Operating profit	$14.3	$10.4
Other expense	8.8	5.6

Income before income taxes	5.5	4.8
Provision for income taxes	1.9	1.3

Net income	3.6	3.5
Dividends on Series B preferred stock	(0.7)	––

Net income applicable to common shareholders	$2.9	$3.5

Net income applicable to common shareholders per common share:
Basic	$0.06	$0.08

Diluted	$0.06	$0.08

Weighted average number of shares outstanding:
Basic	46.4	45.5
Diluted	47.4	45.6

Trinity Industries, Inc.
Condensed Consolidated Income Statements
(in millions, except per share amounts)

	Six Months
	Ended June 30,
	2004	2003
Revenues	$1,003.6	$654.9
Operating profit (loss)	$7.8	$(1.0)
Other expense	18.8	14.2

Loss before income taxes	(11.0)	(15.2)
Provision (benefit) for income taxes	(3.8)	(4.2)

Net loss	(7.2)	(11.0)
Dividends on Series B preferred stock	(1.5)	––

Net loss applicable to common shareholders	$(8.7)	$(11.0)

Net loss applicable to common shareholders per common share:
Basic	$(0.19)	$(0.24)

Diluted	$(0.19)	$(0.24)

Weighted average number of shares outstanding:
Basic	46.3	45.5
Diluted	46.3	45.5

Trinity Industries, Inc.
Condensed Segment Data
(in millions)

Revenues:

	Three Months
	Ended June 30,
	2004	2003
Rail Group	$273.6	$154.7
Construction Products Group	153.7	132.3
Inland Barge Group	64.1	43.2
Industrial Products Group	35.4	28.5
Railcar Leasing and Management Services Group	71.7	54.3
All Other	8.3	7.7
Eliminations	(58.1)	(54.9)

Total revenues	$548.7	$365.8

Operating profit (loss):

	Three Months
	Ended June 30,
	2004	2003
Rail Group	$0.9	$(6.1)
Construction Products Group	14.5	15.3
Inland Barge Group	(5.4)	1.0
Industrial Products Group	3.9	1.6
Railcar Leasing and Management Services Group	14.4	12.6
All Other	(1.6)	(2.1)
Corporate	(9.0)	(8.2)
Eliminations	(3.4)	(3.7)

Consolidated	$14.3	$10.4

Trinity Industries, Inc.
Condensed Segment Data
(in millions)

Revenues:

	Six Months
	Ended June 30,
	2004	2003
Rail Group	$534.5	$303.8
Construction Products Group	273.8	235.8
Inland Barge Group	107.4	87.3
Industrial Products Group	67.2	57.0
Railcar Leasing and Management Services Group	106.8	82.8
All Other	15.9	15.0
Eliminations	(102.0)	(126.8)

Total revenues	$1,003.6	$654.9

Operating profit (loss):

	Six Months
	Ended June 30,
	2004	2003
Rail Group	$(2.7)	$(16.4)
Construction Products Group	16.5	18.4
Inland Barge Group	(11.1)	0.2
Industrial Products Group	4.7	1.6
Railcar Leasing and Management Services Group	24.0	21.2
All Other	(0.3)	(3.0)
Corporate	(16.6)	(15.4)
Eliminations	(6.7)	(7.6)

Consolidated	$7.8	$(1.0)

Trinity Industries, Inc.
Condensed Consolidated Balance Sheets
(in millions)

	June 30,	December 31,
	2004	2003
Cash and equivalents	$187.6	$46.0
Accounts receivable	241.9	198.1
Inventories	312.4	258.0
Net property, plant and equipment, at cost (1)	932.7	945.2
Other assets	566.9	560.6

	$2,241.5	$2,007.9

Accounts payable and accrued liabilities	$466.7	$460.2
Debt (2)	630.8	395.2
Deferred income	30.9	32.2
Other liabilities	56.5	58.7
Series B preferred stock	58.0	57.8
Stockholders’ equity	998.6	1,003.8

	$2,241.5	$2,007.9

(1) Property, Plant and Equipment
Corporate/Manufacturing:
Property, plant and equipment	$860.7	$868.6
Accumulated depreciation	(571.6)	(569.0)

	289.1	299.6

Leasing:
Equipment on lease	762.1	758.5
Accumulated depreciation	(118.5)	(112.9)

	643.6	645.6

	$932.7	$945.2

(2) Debt
Corporate/Manufacturing — Recourse
Revolving commitment	$—	$—
Term commitment	—	122.8
Senior notes	300.0	—
Other	5.7	5.7

	305.7	128.5

Leasing – Recourse
Equipment trust certificates	170.0	170.0

	170.0	170.0

Leasing – Non-recourse
Warehouse facility	155.1	71.1
Other	—	25.6

	155.1	96.7

	$630.8	$395.2

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